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                                  EXHIBIT 23.2

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CONSENT OF INDEPENDENT AUDITOR'S


We hereby consent to the incorporation of our report, dated August 1, 2000 included in this Form 10-KSB in the previously filed registration statement of Hi-Shear Technology on Form S-8 (No.33-868989).




                           /s/ McGladrey & Pullen, LLP




Anaheim, California
October 9, 2001